UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 3, 2016 (August 1, 2016) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2016, Mediasite KK , a wholly-owned subsidiary of Sonic Foundry, Inc. ("Sonic Foundry"), entered into a new lease (the "Lease"), as tenant with Sumitomo Metal Mining Co., Ltd., as landlord, pursuant to which Mediasite KK will lease approximately 917 square meters on the eighth floor of the Shinbashi Sumitomo Building (the "Building") at Shinbashi 5-11-3, Minato-ku, Tokyo (the "Premises").

The term of the Lease will commence on October 1, 2016 and ends December 31, 2020. Mediasite KK expects the new space to better accommodate its needs and anticipates moving from its existing location in Tokyo to the new location following commencement of the lease.

The annual fixed base rent for the premises will be 53,268,000 yen. The lease is not renewable.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits

10.1	Lease Agreement between Mediasite KK, as tenant, and Sumitomo Metal Mining Co., Ltd., as landlord, dated August 1, 2016.

EXHIBIT LIST

NUMBER DESCRIPTION

10.1	Lease Agreement between Mediasite KK, as tenant, and Sumitomo Metal Mining Co., Ltd., as landlord, dated August 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

August 3, 2016

By:	/s/ Kenneth A. Minor
By:	Kenneth A. Minor
Title:	Chief Financial Officer